BIOJECT MEDICAL TECHNOLOGIES INC.
                          STOCK SUBSCRIPTION AGREEMENT


	The undersigned purchaser ("Purchaser") hereby irrevocably subscribes for and agrees to purchase the number of units indicated on the signature page hereto (the "Units"), each Unit consisting of one share of common stock, without par value (each a "Common Share" and collectively the "Common Shares") and one warrant to purchase one share of common stock, without par value (each a "Warrant" and collectively the "Warrants") of Bioject Medical Technologies Inc., an Oregon corporation (the "Company"), at a price per Unit of $0.69, in consideration of the aggregate purchase price (the "Purchase Price") to be transferred to the Company upon the closing of the transaction contemplated hereby.

	The execution by the Purchaser of this Agreement will constitute an offer by the Purchaser to the Company to subscribe for the Units. The Company's acceptance of such offer, as evidenced by the signature of its authorized officer below, will constitute an agreement between the Purchaser and the Company for the Purchaser to purchase from the Company and for the Company to issue and sell to the Purchaser the Units upon the terms and conditions contained herein.

	In connection with such subscription. Purchaser hereby agrees, represents and warrants as follows:

1.	Agreement to Purchase; Calculation of Number of Units.

	Purchaser hereby subscribes for and agrees to purchase the number of Units set forth above. Simultaneously with the execution of this Agreement, the Purchaser shall pay to the Company the Purchase Price on or before December 9, 1996, by check payable to "Bioject Medical Technologies Inc." or wire transfer to "Bioject Medical Technologies Inc., Account # 160-0008-138, U.S. Bank, Tualatin Branch, Oregon, ABA #123-000-220, Telephone # 503-692-0215", which shall be applied to payment for the Units subscribed for herein.

	The Company may accept or reject any subscription in whole or in part or may elect to allot to any prospective investor less than the number of Units applied for by such investor.

2.	Delivery of Shares.

	The closing of the purchase and sale of the Units (the "Closing") will take place upon receipt of the Purchase Price by the Company. Such time and date is hereinafter referred to as the "Closing Date."

	At the Closing, the Company shall deliver to each Purchaser the following:

	(a)	a share certificate (or share certificates, if requested in
writing by Purchaser prior to such Closing) representing the number of Common Shares purchased, registered in the name of the Purchaser;

	(b)	a Warrant (or Warrants, if requested in writing by Purchaser prior to such Closing) representing the right to purchase the applicable number of Common Shares, registered in the name of the Purchaser, in substantially the form attached hereto as Exhibit A, the terms of which the Purchaser hereby expressly agrees to be bound; and

	(c)	a Registration Rights Agreement relating to the Common Shares issuable upon exercise of the Warrants and the Common Shares purchased, in substantially the form attached hereto as Exhibit B, the terms of which the Purchaser hereby expressly agrees to be bound.

	The Company and the Purchaser also hereby agree to execute and deliver at Closing such other documents as may be necessary or appropriate to complete such Closing.

3.	Purchase Entirely for Own Account.

	Purchaser represents and warrants that he, she or it is purchasing the Units solely for Purchaser's own account for investment and not with a view to or for sale or distribution of the Units or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the Common Shares or Warrants or any portion thereof in any transaction other than a transaction complying with the registration requirements of the Securities Act of 1933, as amended (the "Act"), and applicable state securities or "blue sky" laws, or pursuant to an exemption therefrom. Purchaser also represents that the entire legal and beneficial interest of the Common Shares and Warrants that he, she or it is purchasing is being purchased for, and will be held for, Purchaser's account only, and neither in whole nor in part for any other person or entity.

4.	Information Concerning the Company.

	Purchaser acknowledges that he or she has received all such information as Purchaser deems necessary and appropriate to enable him, her or it to evaluate the financial risk inherent in making an investment in the Units, including but not limited to the following documents filed by the Company with the Securities and Exchange Commission: (a) Annual Report to Shareholders for the fiscal year ended March 31, 1996; (b) Annual Report on Form 10-K for the fiscal year ended March 31, 1996; (c) Quarterly Reports on Form 10-Q for the periods ended June 30, 1996 and September 30, 1996; and (d) Proxy Statement dated August 9, 1996 (collectively the "Disclosure Documents") and the documents and materials submitted therewith, which include a description of the risks inherent in an investment in the Company. Purchaser further acknowledges that Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

5.	Economic Risk and Suitability.

	Purchaser represents and warrants as follows:

	(a)	Purchaser realizes that Purchaser's purchase of the Units involves a high degree of risk and will be a highly speculative investment, and that he, she or it is able, without impairing Purchaser's financial condition, to hold the Common Shares and Warrants for an indefinite period of time.

	(b)	Purchaser recognizes that the Company has been operating at a net loss since inception, that there is no assurance of future profitable operations and that investment in the Company involves substantial risks, and that the Purchaser has taken full cognizance of and understands all of the risks factors related to the purchase of the Units.

	(c)	Purchaser has carefully considered and has, to the extent
Purchaser believes such discussion necessary, discussed with Purchaser's professional legal, tax and financial advisors the suitability of an investment in the Company for the particular tax and financial situation of Purchaser and that Purchaser and/or Purchaser's advisors have determined that the Units are a suitable investment for Purchaser.

	(d)	The financial condition and investment of Purchaser are such that he, she or it is in a financial position to hold the Common Shares and Warrants for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the Purchase Price.

	(e)	Purchaser alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of Purchaser's purchase of the Units, or has a pre-existing personal or business relationship with the Company or the Company's placement agent for this offering, or any of their officers, directors, or controlling persons of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business and financial circumstances of the Company or such other person.

	(f)	Purchaser has carefully read the Disclosure Documents and the documents and materials submitted therewith, and the Company has made available to Purchaser or Purchaser's advisors all information and documents requested by Purchaser relating to investment in the Units, and has provided answers to Purchaser's satisfaction to all of Purchaser's questions concerning the Company and the Offering.

	(g)	If Purchaser is a partnership, trust, corporation or other entity:
(1) it was not organized for the purpose of acquiring the Units (or all of its equity owners are "accredited investors" as defined in Section 9 below); (2) it has the power and authority to execute and comply with the terms of this Agreement and the person executing said documents on its behalf has the necessary power to do so; (3) its principal place of business and principal office are located within the state set forth in its address below; and (4) if Purchaser is a partnership, trust, corporation or other entity and is not an "accredited investor" as defined in Section 9 below, then all of its trustees, partners and/or shareholders, whichever the case may be, are bona fide residents of said state.

	(h)	Purchaser understands that except with respect to the Registration
Rights Agreement, neither the Company nor any of its officers or directors has any obligation to register the securities underlying the Units or the Units under any federal or state securities act or law.

	(i)	Purchaser has relied solely upon the Disclosure Documents and the documents and materials submitted therewith, advice of his or her representatives, if any, and independent investigations made by the Purchaser and/or his or her purchaser representatives, if any, in making the decision to purchase the Units subscribed for herein and acknowledges that no representations or agreements other than those set forth in the Disclosure Documents or Section 10 hereof have been made to the Purchaser in respect thereto.

	(j)	All information which the Purchaser has provided concerning
Purchaser himself, herself or itself is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of this subscription for the Units, he, she or it will immediately provide such information to the Company.

	(k)	Purchaser confirms that Purchaser has received no general
solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement in any newspaper, magazine, or similar media, broadcast on television or radio regarding the offering of the Units.

	(l)	If Purchaser is a natural person, Purchaser is at least 21 years of age and is a citizen of the United States residing at the address indicated below.


6.	Restricted Securities.

	Purchaser acknowledges that the Company has hereby disclosed to Purchaser in writing:

	(a)	The Units, Warrants and Common Shares (including Common Shares issuable upon exercise of the Warrants) that Purchaser is purchasing have not been registered under the Securities Act of 1933 (the "Act"), and such securities must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available; and

	(b)	The Company will make a notation in its records of the above described restrictions on transfer and of the legend described below.

7.	Legend.

	Purchaser agrees that all of the Warrants and the certificates representing the Common Shares (including any Common Shares issuable upon exercise of the Warrants) shall have endorsed thereon a legend to the following effect:

	"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

8.	Further Limitations on Disposition.

	Without in any way limiting its representations set forth above, Purchaser further agrees that it shall in no event make any disposition of all or any portion of the Warrants or Common Shares that Purchaser is purchasing (including any Common Shares issuable upon exercise of the Warrants) unless:

	(a)	There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

	(b)	(i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition; (ii) Purchaser shall have furnished the Company with an opinion of his or her counsel to the effect that such disposition will not require registration under the Act; and (iii) such opinion shall be in form and substance reasonably acceptable to counsel for the Company and the Company shall have advised Purchaser of such acceptance.

9.	Offering Limited to Accredited Investors, Residence.

	This offering is limited to subscribers who are "accredited investors," as defined in Securities and Exchange Commission Rule 501. An "accredited investor" is one who meets any of the requirements set forth below. In order to establish the qualification of Purchaser to invest in the Units, the information below must be supplied.

	Purchaser represents and warrants that Purchaser falls within the category (or categories) marked.

PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU, PURCHASER, SATISFY, BY PLACING AN "X" ON THE APPROPRIATE LINE BELOW.

_____	Category 1.	A bank, as defined in Section 3(a)(2) of the Act, whether
acting in its individual or fiduciary capacity; or

_____	Category 2.	A savings and loan association or other institution as
defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

_____	Category 3.	A broker or dealer registered pursuant to Section 15 of the
Securities Exchange Act of 1934; or

_____	Category 4.	An insurance company as defined in Section 2(13) of the Act;
or

_____	Category 5.	An investment company registered under the Investment
Company Act of 1940; or

_____	Category 6.	A business development company as defined in Section 2(a)
(48) of the Investment Company Act of 1940; or

_____	Category 7.	A small business investment company licensed by the U.S.
Small Business Administration under Section 301(c) or (d) of the Small
Business Investment Act of 1958; or

_____	Category 8.	A plan established and maintained by a state, its political
subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of
$5,000,000; or

_____	Category 9.	An employee benefit plan within the meaning of the Employee
Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of
$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_____	Category 10. A private business development company as defined in
Section 202(a) (22) or the Investment Advisors Act of 1940; or

_____	Category 11. An organization described in Section 501(c)(3) of the
Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; or

_____	Category 12. A director, executive officer or general partner of the
Company; or

_____	Category 13. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000; or

_____	Category 14. A natural person who had an individual income in excess of
$200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____	Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_____	Category 16. An entity in which all of the equity owners are accredited investors.

10.	Understandings.

	Purchaser understands, acknowledges and agrees with the Company as follows:

	(a)	Except as set forth in paragraph 1 above, the Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the undersigned, that, except as required by law and except to the extent any of the Disclosure Documents or the material submitted therewith contain any misrepresentation of a material fact or omit to state a fact necessary in order to make the statements made therein not misleading, the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

	(b)	No Federal or state agency has made any finding or determination as to the accuracy or adequacy of the Disclosure Documents or the documents and materials submitted therewith or as to the fairness of the terms of this offering for investment nor any recommendation or endorsement of the Units.

	(c)	This offering is intended to be exempt from registration under the
Act by virtue of Section 4(2) of the Act and the provisions of Regulation D, thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein.

	(d)	There is no public or other market for the Units or the Warrants and no such public or other market may ever develop. The Warrants and the Common Shares (including any Common Shares issuable upon exercise of the Warrants) are "restricted securities" under the Act. There can be no assurance that the undersigned will be able to sell or dispose of the Units, the Warrants or the Common Shares (including any Common Shares issuable upon exercise of the Warrants). It is understood that in order not to jeopardize this offering's exempt status under Section 4(2) of the Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

	(e)	The Company has retained a placement agent for this offering.  In consideration for its services, the placement agent will receive from the Company (i) a selling commission equal to 5% of the Purchase Price, (ii) all reasonable out-of-pocket expenses incurred in connection with the placement agent's role in this private placement, and (iii) warrants exercisable for five years to purchase a number of shares of common stock of the Company equal to 5% of the Common Shares issued as a result of the placement agent's efforts in this private placement at a price equal to the average of the bid and asked prices for shares of the Company's common stock as quoted by the Nasdaq
National Market on the Closing Date.

	(f)	The representations, warranties and agreements of the undersigned contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of the sale of the Units as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Units.

	(g)	THE UNITS (INCLUDING THE SHARES OF COMMON STOCK AND WARRANTS
CONTAINED THEREIN) MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

The Company represents and warrants as follows:

	(h)	The Company's authorized capital stock consists of 100 million shares of common stock, without par value, of which 15,616,712 shares are currently outstanding, and 10 million shares of preferred stock, without par value, of which no shares are outstanding.

	(i)	The Common Shares have been duly authorized, and, when issued, will be validly issued, fully paid and nonassessable shares of common stock of the Company.

	(j)	During the period the Warrants are outstanding, the Company will reserve adequate number of its authorized and unissued shares of common stock to be issued upon the exercise of the Warrants, and which have been duly authorized, and, upon issuance and receipt of payment therefore in accordance with the terms of the Warrants, will constitute duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company.

	(k)	The Company has the requisite power and authority, as a
corporation, to execute, enter into, and perform its obligations under the Warrants, the Registration Rights Agreement and this Agreement. All corporate action on the part of the Company and its Board of Directors necessary for the authorization, execution and delivery of the Warrants, the Registration Rights Agreement and this Agreement by the Company and the performance of the Company's obligations thereunder has been taken. To the extent stated therein, the Warrants, the Registration Rights Agreement and this Agreement are legal, valid and binding contracts of the Company, enforceable in accordance with their terms, except as such enforceability may be subject to or affected by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or (b) the effect of general principles of equity, whether applied by a court of law or in equity, in respect of performance and enforcement of the Warrants, the Registration Rights Agreement and this Agreement.

	(l)	The Disclosure Documents and the material submitted therewith to the Purchaser do not contain any misrepresentation of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading.

11.	Miscellaneous.

	(a)	On or after the date of this Agreement, each of the parties shall, at the request of the other, furnish, execute and deliver such documents and instruments and take such other action as the requesting party shall reasonably require as necessary or desirable to carry out the transactions contemplated herein.

	(b)	This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Oregon, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to its conflict of law rules. The parties hereto agree that the exclusive jurisdictions and venues for any action brought between the parties under this Agreement shall be the state and federal courts sitting in either Multnomah County, Oregon, or New York County, New York and each of the parties hereby agrees and submits itself to the exclusive jurisdiction and venue of such courts for such purpose.

	(c)	This Agreement, the Warrant, and the Registration Rights Agreement
comprise the entire agreement between the parties. It may be changed only by further written agreement, signed by both parties. It supersedes and merges within it all prior agreements or understandings between the parties, whether written or oral. In interpreting or construing this Agreement, the fact that one or the other of the parties may have drafted this Agreement or any provision shall not be given any weight or relevance.


Date: ____________________, 1996.


__________________________			$_______________________________
Number of Units purchased			     Aggregate Purchase Price


__________________________			________________________________
Signature	                                   Name - Typed or Printed

							________________________________
							Title (if applicable)

______________________________________________________________________________
Address

__________________________			______________________________
Telephone Number					Social Security Number, if any


Manner in Which Title is to be Held. State precisely the name or names in which the Common Shares and the Warrants are to be registered and whether the Common Shares and the Warrants are to be held as joint tenants with right of survivorship, as tenants in common, individually or otherwise:


               _____________________________________________

               _____________________________________________



ACCEPTANCE

The foregoing Stock Subscription Agreement and the consideration reflected therein are hereby accepted.

	DATE: __________________________, 1996.


						BIOJECT MEDICAL TECHNOLOGIES INC.


						By  ______________________________________

						Its ______________________________________